Exhibit 99.1

NOTICE OF BLACKOUT PERIOD

TO:	Directors and Executive Officers of Cynosure, Inc.

FROM:	Timothy W. Baker, Executive Vice President, Chief Operating Officer and Chief Financial Officer

Patricia A. Davis, Esq., General Counsel

DATE:	June 20, 2014

Please be advised that on June 20, 2014, Cynosure, Inc. (the “Company”) received notice of an upcoming suspension period from the plan administrator for the Cynosure, Inc. 401(k) Plan (the “Cynosure 401(k) Plan”) and the Palomar Medical Technologies, Inc. 401(k) Plan (the “Legacy Palomar 401(k) Plan”) indicating that there will be a period of time, expected to begin on July 24, 2014 and expected to end during the week of August 17, 2014 (the “Plan Blackout Period”), when participants in the Cynosure 401(k) Plan and the Legacy Palomar 401(k) Plan will be unable to perform transactions, including transactions involving the Company’s class A common stock, par value $0.001 per share (“Common Stock”), originally held under the Legacy Palomar 401(k) Plan. Legacy Palomar 401(k) Plan participants will be unable to perform exchanges, make future investment elections, obtain a loan, obtain a distribution, or exercise rights otherwise available with respect to their accounts under the Cynosure 401(k) Plan or the Legacy Palomar 401(k) Plan, including the portion invested in Common Stock. This temporary suspension is required to merge the Legacy Palomar 401(k) Plan with the Cynosure 401(k) Plan.

Because of the trading blackout imposed on transactions with respect to Common Stock on participants in the Cynosure 401(k) Plan and the Legacy Palomar 401(k) Plan, Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, as amended, require us to impose a trading blackout on all Cynosure directors and executive officers during the Plan Blackout Period, regardless of whether those individuals hold Common Stock through the Cynosure 401(k) Plan or the Legacy Palomar 401(k) Plan. Accordingly, even if you are not a participant in the Legacy Palomar 401(k) Plan, you will be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any of the Company’s equity securities (including any stock options or derivative securities) (“Company Securities”) until the expiration of the Plan Blackout Period except as permitted by Regulation BTR. This trading restriction includes any indirect trading where you have a pecuniary interest in the transaction. Accordingly, acquisitions and dispositions by family members, partnerships, corporations, or trusts where you have a pecuniary interest are prohibited during the Plan Blackout Period.

There are limited exceptions to the Plan Blackout Period for certain transactions in Company Securities. Subject to compliance with our normal quarter-end blackout policies, during the Plan Blackout Period, you may:

•	give Company Securities as a gift, though the transaction will be scrutinized to ensure that the gift is bona fide;

•	buy or sell Company Securities that were not acquired in connection with your service or employment as a director or executive officer; and

•	engage in transactions pursuant to a written Rule 10b5-1 plan that was in place prior to your knowing about the upcoming Plan Blackout and has been reviewed by the Company (a “Preexisting Trading Plan”).

As these exceptions are narrow, and because of the overlay of the Company’s quarterly blackout period, please discuss any proposed transactions with Tim Baker, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, before you or your family members take any action concerning Company Securities during the Plan Blackout Period.

Any pending purchase or sale orders involving Company Securities that could be executed during the Plan Blackout Period must be canceled, unless they are pursuant to a Preexisting Trading Plan or are otherwise exempt transactions.

You will be given notice of when the Plan Blackout Period is lifted and you may again transact in Company Securities, subject to the Company’s Insider Trading Policy.

If you have any questions regarding this notice, or if during the Plan Blackout Period, you wish to obtain, without charge, information as to whether the Plan Blackout Period has begun or ended, please contact:

Timothy W. Baker

Executive Vice President, Chief Operating Officer and Chief Financial Officer

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

978-256-4200

tbaker@cynosure.com